March 27, 2014 Regarding: The Special Committee Confidential Discussion Materials Prepared for: Project Pioneer Exhibit (c)(8) Strictly Confidential

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Notice to Recipient
Confidential

1.  Executive Summary
2.  Review of Projections
3.  Preliminary Valuation Considerations
4.  Potential Strategic Buyer Affordability Analysis
Appendix
Table of Contents
Confidential Discussion Materials Prepared for the
Special Committee Regarding Project Pioneer

Executive Summary

Executive Summary
Summary of Proposal Received (February 19, 2014)
____________________
Source: Letter from Court Square dated February 19, 2014.
Per Share Value $12.50-$13.00 per share in cash for all of the outstanding common shares of Pioneer
Key Considerations /
Basis of Valuation
Proposed transaction as a one-step reverse merger. Court Square indicated it would consider other structures
Offer price representing 19% premium to the closing price on February 17, 2014 and 13% premium to the closing price on March 25, 2014
Consideration funded with ~$450 million of debt and $190 million of equity at midpoint of valuation range
Financing Considerations Third party debt financing from JP Morgan (provided as part of proposed  “highly confident” letter)
Expect a portion of equity financing to come from rollover of senior management equity interests
Proposed Timing 2 weeks to confirm key valuation assumptions, followed by a 30-day exclusivity period to complete due diligence and negotiate a definitive merger agreement
Diligence Needs Customary confirmatory due diligence
Required Approvals Pioneer’s shareholder approval
Customary regulatory approvals
Any necessary third party consents
Final Court Square investment committee approval
Potential Advisors Dechert LLP (legal)
E&Y(accounting, financial, tax and IT)
Other
Exclusivity period of 30 days
“Matching” right on any superior proposal

Implied Premiums and Multiples
Executive Summary
____________________
Source: Pioneer Management, public filings and FactSet as of March 24, 2014.
Note: Dollars in millions. Pioneer fiscal year ends June 30 th . “NA” indicates not available.
(1) Per Form 10-Q balance sheet dated December 31, 2013.
(2) Based on Pioneer Management “Base Case” forecast as prepared by Pioneer management (“Pioneer Base Case”), which as revised on March 24, 2014, includes $75 million of normalized storm revenue at a 30% gross margin for 2015-2018 and the following “New Opportunities” – Opportunity 6, Opportunity 3, Opportunity 4 and Opportunity 1, which collectively provides FY2015 revenue and EBITDA of $32mm and $2mm respectively.
(3) Based on Management “Sensitivity Case” forecast as prepared by Pioneer management (“Pioneer Sensitivity Case”), which as revised on March 24, 2014, includes, in addition to the “Base Case” forecast,two additional “New Opportunities” of Opportunity 7 and Opportunity 2, which collectively provide incremental FY2015 revenue and EBITDA of $16mm and $2mm, respectively.
(4) Based on FactSet Consensus estimates as of March 24, 2014.
Court Square Offer Range
Offer Price Per Share $12.50 $13.00
Premium to:
Statistic
Current (3/24/2014) $11.16 12.0% 16.5%
30-Day VWAP 10.62 17.7% 22.4%
90-Day VWAP 10.49 19.1% 23.9%
52-Week High (5/3/2013) 15.95 (21.6%) (18.5%)
52-Week Low (11/5/2013) 8.72 43.3% 49.1%
Diluted Shares Outstanding 32.1 32.2
Equity Value $402 $419
Plus: Total Debt (1) 221 221
Less: Cash & Cash Equivalents
(1)
(2) (2)
Transaction Value $620 $637
Pioneer Base Case
(2)
Pioneer Sensitivity Case
(3)
Wall Street Research
(4)
Statistic Multiple at Offer Price of: Statistic Multiple at Offer Price of: Statistic Multiple at Offer Price of:
Multiples ($mm) $12.50 $13.00 ($mm) $12.50 $13.00 ($mm) $12.50 $13.00
EV / LTM EBITDA (FY2014E) $72 8.6x 8.9x $72 8.6x 8.9x $72 8.6x 8.8x
EV / CY2014E EBITDA 78 8.0 8.2 79 7.9 8.1 77 8.0 8.3
EV / CY2015E EBITDA 91 6.8 7.0 100 6.2 6.4 NA NA   NA

Annotated Stock Price Performance Since IPO
Executive Summary
Pioneer:
-22.3%
Peers
(1)
:
+178.4%
S&P 500:
+50.9%
Pioneer declares a
special dividend of
$1.00 per share
December 4, 2012
Pioneer announces
secondary offering of
6.5 million shares of
common stock
May 13, 2013
(Thousands, Daily
Trading Volume)
(%, Indexed Stock
Price)
FY2013 Q2 earnings
beat street estimates
by 179% as strong
result from storm-
related services
February 5, 2013
FY2013 Q3 earnings
miss street estimates
by 20%
May 6, 2013
____________________
Source: FactSet as of March 24, 2014.
(1)     Peers including AEGN - Aegion, DY – Dycom, EME – Emcor, MTZ – MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Pioneer starts
contacting buyers for
the sale process
January, 2013
Pioneer announces
to acquire Shaw
Energy Delivery
Services for $24
million
June 19, 2007
FY2011 Q1 earnings
miss street estimates
by 178% due to
smaller project sizes
and related high cost
November 9, 2010
Jul 05 May 06 Feb 07 Nov 07 Sep 08 Jun 09 Apr 10 Jan 11 Nov 11 Aug 12 May 13 Mar 14
0%
50%
100%
150%
200%
250%
300%
0
2,000
4,000
6,000
8,000

Review of Projections

Summary of Financial Projections – Base Case
Review of Projections
____________________
Source: Pioneer Base Case.
Note: Dollars in millions, except per share figures.
Historical Pioneer Base Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $762 $781 $849 $908 $954
20.0% 4.6%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (0.1%) 2.5% 8.6% 7.0% 12.4%
Storm-related Services Revenue $153 $47 $65 $71 $156 $60 $75 $75 $75 $75
55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (61.5%) 25.0% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $32 $54 $54 $49
NA  NA
% Growth -- -- -- -- -- -- NM 67.2% 0.0% (8.4%)
Total Revenue $613 $504 $594 $685 $919 $822 $888 $977 $1,036 $1,078
24.4% 3.3%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (10.5%) 8.1% 10.0% 6.1% 10.3%
Gross Profit $110 $48 $68 $92 $147 $106 $124 $142 $153 $161
47.2% 1.8%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.9% 13.9% 14.5% 14.7% 15.0%
EBITDA $96 $22 $48 $64 $110 $72 $83 $98 $104 $108
51.8% (0.4%)
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.7% 9.4% 10.1% 10.0% 10.0%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $72 $81 $91 $97 $101
51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.44 $0.64 $0.91 $1.03 $1.12
NM  1.8%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $41 $40 $40
4.4% (0.9%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.6% 4.2% 3.8% 3.7%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $28 $54 $42 $45
45.4% 2.3%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.8% 3.2% 5.6% 4.1% 4.2%
Business Acquisitions $25 $15 $0 $17 $70
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6%
–
–
–
– –
–
–
–
–
–

Pioneer Forecast Comparison
Review of Projections
____________________
Source: Pioneer Management and FactSet as of March 24, 2014
Note: Dollars in millions. No Wall Street research available past 2015E.
Fiscal Year Ending June 30,
'14E - '16E
2013 2014E 2015E 2016E
CAGR
Non-storm-related Services Revenue $751 $764 $841 $922
9.9%
Storm-related Services Revenue 167 81 90 99
10.4%
New Opportunities Revenue -- -- -- --
NA
Total Revenue $919 $845 $931 $1,021
9.9%
EBITDA 110 90 107 118 14.3%
Non-storm-related Services Revenue $763 $762 $781 $849
5.5%
Storm-related Services Revenue 156 60 75 75
11.8%
New Opportunities Revenue -- -- 32 54
NA
Total Revenue $919 $822 $888 $977
9.0%
EBITDA 110 72 83 98
17.1%
Non-storm-related Services Revenue $763 $762 $781 $849 5.5%
Storm-related Services Revenue 156 60 75 75
11.8%
New Opportunities Revenue -- -- 48 200
NA
Total Revenue $919 $822 $904 $1,123
16.9%
EBITDA 110 72 85 115
26.5%
Non-storm-related Services Revenue $763 $765 $820 NA NA
Storm-related Services Revenue 156 55 60 NA NA
New Opportunities Revenue -- -- -- --
NA
Total Revenue $919 $819 $880 NA
NA
EBITDA 110 72 82 NA
NA
Pioneer Base Case
Pioneer Aug-13
Management Case
Wall Street
Consensus
Pioneer Sensitivity
Case

Revenue

Gross Margin

EBITDA

Bank of America Merrill Lynch

Fiscal Year 2015E
Bridge Between Pioneer Base Case and Aug-13 Management Case
Review of Projections
____________________
Source: August 2013 forecast prepared by Pioneer management (“August 2013 Management Case”); Pioneer Base Case; Pioneer Sensitivity Case and FactSet as of March 24, 2014.
Note: Dollars in millions. Truck Fabrication and International not shown as both forecasts are zero each year.
Aug-13
Forecast
Pioneer Base
Case
Variance Notes
Overhead Distribution $340.4 $306.1 ($34.3) 0% growth over 2014 due to Duke and PPL losses less $5mm storm displacement
Underground Distribution 73.4 67.3 (6.1) 0% growth over 2014 due to Duke losses
Transmission 98.0 101.2 3.2 Growth rate of 10% unchanged - growth off higher actual base
Substation 34.0 33.7 (0.2)
Truck Fabrication - - -
Storm 82.5 75.0 (7.5) Revised down to normalized 5 yr average (2008–2012 )
T&D Revenue $628.2 $583.3 ($44.9)
Engineering and Siting $164.9 $170.8 $5.8 Telecom growth and focus change on type of work to pursue
Klondyke (Union Construction) 87.2 60.0 (27.2) Lack of AZ work and few solar opportunties
Pine Valley (Union Construction) 50.5 42.3 (8.2) Lowered growth assumptions based on experience with project losses
New Opportunities - 32.0 32.0 Reference "New Opportunities" pages
Total Revenue $930.8 $888.4 ($42.4)
Overhead Distribution $41.9 $33.6 ($8.3) 130 bps lower GM% based on actual performance trend and Duke and PPL losses
Underground Distribution 13.1 12.0 (1.0) 10 bps lower GM% on lower base revenue
Transmission 22.1 22.6 0.5
Substation 4.2 3.9 (0.4)
Storm 24.8 22.5 (2.3) Assumes 30% maring in line with historical levels
T&D Gross Margin $106.0 $94.5 ($11.4)
Engineering and Siting $20.4 $17.2 ($3.2) 230 bps lower GM% based on actual performance trend
Klondyke (Union Construction) 11.3 4.9 (6.4) 480 bps lower GM% based on actual performance trend
Pine Valley (Union Construction) 8.4 2.5 (5.9) 1070 bps lower GM% based on actual performance trend
New Opportunities - 4.6 4.6 Reference "New Opportunities" pages
Gross Margin $146.1 $123.8 ($22.3)
Gross Margin Change – – ($22.3)
G&A Change (New Opportunities) - - (3.2)
G&A Change (Other) - - 0.5
D&A Changes within COPS and G&A - - 1.6
Other - - 0.1
EBITDA $106.7 $83.3 ($23.4)

Revenue

Gross Margin

EBITDA

Bank of America Merrill Lynch

Fiscal Year 2016E
Bridge Between Pioneer Base Case and Aug-13 Mgmt Case (Cont’d)
Review of Projections
____________________
Source: Pioneer Base Case and August 2013 Management Case.
Note: Dollars in millions. Truck Fabrication and International not shown as both forecasts are zero each year.
Aug 13
Forecast
Pioneer Base
Case
Variance Notes
Overhead Distribution $374.4 $324.5 ($49.9) Growing off lower base with Duke and PPL losses;CY growth dropped from 10% to 6%
Underground Distribution 80.7 74.0 (6.7) Growing off lower base with Duke losses
Transmission 107.8 111.3 3.5 Growth rate of 10% unchanged - growth off higher actual base
Substation 37.4 35.4 (1.9)
Truck Fabrication - - -
Storm 90.8 75.0 (15.8) Revised down to $75mm based on normalized 5 yr average (2008–2012)
T&D Revenue $691.0 $620.3 ($70.8)
Engineering and Siting $180.7 $187.8 $7.1 Similar growth % on higher PY base
Klondyke (Union Construction) 91.5 66.0 (25.6) Raised growth assumption to 10% from 5% on lower revenue base
Pine Valley (Union Construction) 58.0 49.8 (8.2) Lowered growth assumptions based on experience with project losses
New Opportunities - 53.5 53.5 Reference "New Opportunities" pages
Total Revenue $1,021.3 $977.3 ($44.0)
Overhead Distribution $45.9 $37.2 ($8.7) 80 bps lower GM% on lower base revenue and Duke and PPL losses
Underground Distribution 14.4 13.2 (1.1) 10 bps lower GM% on lower base revenue
Transmission 24.3 24.9 0.6
Substation 4.7 4.2 (0.4)
Storm 27.2 22.5 (4.7) Assumes 30% margin in line with historical levels
T&D Gross Margin $116.4 $102.0 ($14.4)
Engineering and Siting $24.3 $21.2 ($3.1) 215 bps lower GM% on actual performance trend
Klondyke (Union Construction) 12.6 6.7 (5.9) 360 bps lower GM% based on actual performance trend
Pine Valley (Union Construction) 10.0 3.9 (6.1) 940 bps lower GM% based on actual performance trend
New Opportunities - 8.2 8.2 Reference "New Opportunities" pages
Gross Margin $163.3 $142.0 ($21.3)
Gross Margin Change – – ($21.3)
G&A Change (New Opportunities) - - (0.2)
G&A Change (Other) - - (1.6)
D&A Changes within COPS and G&A - - 3.6
Other - - 0.1
EBITDA $117.7 $98.3 ($19.4)

New Opportunities Included in Pioneer Base Case
Review of Projections
Opportunity Commentary Forecast Performance
Opportunity 6
Transmission lines out of SCANA, Pioneer providing proposal shortly and expect to pick up 50–200 miles (modeled 100 miles)
Project would take 2–3 years, leased equipment lowers margins but no capex required
Decision point between now and June 2014
Opportunity 3
Have contract in place and base business in model; upside from ramp up to run-rate
Gross margins grow from 15% to 18%, capex already in place and in model
Opportunity 4
Contract in place, have already started work with over 100 people; opportunity is additional upside
Opportunity 1
Traditional T&D customer looking for an additional supplier; assume 20%
margin
Working with SVP of Transmission; currently in test with 10 employees
____________________
Source: Pioneer Management.
Note: Dollars in millions. Assumes new capital expenditures depreciated to zero over ten years.
2015E 2016E 2017E 2018E
Revenue
$18.0 $22.5 $22.5 $18.0
Gross Profit
2.3 2.9 2.9 2.3
EBITDA
0.7 1.3 1.2 0.5
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $2.0 $2.0 $2.0 $2.0
Gross Profit 0.3 0.3 0.4 0.4
EBITDA
0.1 0.1 0.1 0.1
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $7.0 $14.0 $14.0 $14.0
Gross Profit 1.0 2.0 2.0 2.0
EBITDA
0.7 2.2 2.1 2.1
Capex
4.0 5.5 - -
2015E 2016E 2017E 2018E
Revenue $5.0 $15.0 $15.0 $15.0
Gross Profit 1.0 3.0 3.0 3.0
EBITDA
0.7 3.5 3.4 3.4
Capex
4.8 9.8 - -
Subtotal:
Revenue $32.0 $53.5 $53.5 $49.0
Gross Profit 4.6 8.2 8.2 7.7
EBITDA
2.3 7.0 6.9 6.1
Capex
8.8 15.3 0.0 0.0

Incremental New Opportunities Included in the Sensitivity Case
Review of Projections
Opportunity Commentary Forecast Performance
Opportunity 7
Project in conjunction with Fluor, no contract in place but "won" the business, waiting on regulatory approval (9–12 months)
Upon approval would start engineering in 2015 and construction in 2016;
leased equipment so no capex
Opportunity 2
Technology grid for cybersecurity. Pioneer is partnering to license patented technology that can be put on hardware devices
View as significant upside potential but need to develop relationships with different contacts at customers
____________________
Source: Pioneer Management.
Note: Dollars in millions.
2015E 2016E 2017E 2018E
Revenue $4.3 $125.0 $125.0 $120.8
Gross Profit 0.6 15.8 15.8 15.2
EBITDA
(0.2) 10.8 10.5 9.6
Capex
- - - -
2015E 2016E 2017E 2018E
Revenue $11.7 $21.1 $31.3 $31.3
Gross Profit 2.3 6.3 9.4 9.4
EBITDA
2.2 5.7 8.2 7.6
Capex
1.0 - - -
Incremental Opportunities Subtotal:
Revenue
$16.0 $146.1 $156.3 $152.1
Gross Profit
3.0 22.2 25.2 24.6
EBITDA
2.0 16.4 18.7 17.2
Capex
1.0 0.0 0.0 0.0
Total New Opportunities:
Revenue
$48.0 $199.6 $209.8 $201.1
Gross Profit
7.6 30.4 33.5 32.2
EBITDA
4.3 23.5 25.6 23.3
Capex
9.8 15.3 0.0 0.0

Preliminary Valuation Considerations

Equity Value per Share
Preliminary Summary Valuation
Preliminary Valuation Considerations
____________________
Source: Pioneer Base Case; Pioneer Sensitivity Case and FactSet as of March 24, 2014.
Note: All per share figures rounded to nearest $0.25, except 52-Week Low/High. Based on 31.866 million common shares outstanding and 2.937 million options at a strike price of $11.42 per share, accounted for using the treasury stock method. Assumes $218 million in net debt as of December 31, 2013.
(1) Discounted by one period at cost of equity of 9.5%.
Court
Square
Offer
Range:
$12.50 -
$13.00
Current Share
Price: $11.16
Pioneer Sensitivity Case Pioneer Base Case Reference Points
52-Week Present Value of Selected Publicly Selected
Low / High Analyst Traded Companies DCF Analysis Precedent LBO Analysis DCF Analysis LBO Analysis
Closing Price
Price Targets
(1) CY'14E EBITDA CY'15E EBITDA (Base Case) Transactions (Base Case) (Sensitivity Case) (Sensitivity Case)
Low Price Targets Multiple Range Multiple Range Discount Rate Multiple Range Leverage Discount Rate Leverage
11/05/13 $10.00 - $13.00 7.0x - 8.0x 6.0x - 7.0x 8.0% - 10.0% 7.5x - 8.5x 5.0x LTM EBITDA 8.0% - 10.0% 5.0x LTM EBITDA
High Low CY'14E EBITDA CY'15E EBITDA Term. Growth Rate FY'14E EBITDA Target IRR Term. Growth Rate Target IRR
05/03/13 Jefferies $78 mm $91 mm 2.5% - 3.0% $72 mm 20.0% - 25.0% 2.5% - 3.0% 20.0% - 25.0%
52-Wk VWAP High Impl. Exit Multiple Exit Multiples Impl. Exit Multiple Exit Multiples
$11.72
6.0x - 9.0x 8.0x - 9.0x 6.2x - 9.2x 8.0x - 9.0x
FBR & Janney
Montgomery Scott
$8.72
$9.25
$10.25 $10.25
$10.50
$10.00
$12.25
$11.25
$14.00
$15.95
$11.75
$12.50
$13.00
$17.25
$12.25
$14.75
$19.75
$17.00
0.00
5.00
10.00
15.00
20.00
$25.00

____________________
Source: Wall Street research.
Wall Street Research Perspectives
Preliminary Valuation Considerations
Broker Date Recommendation Price Target Price Target Methodology
FBR & Co. 2/13/2014 Buy $13.00 8x CY2014 EV / EBITDA
Janney Montgomery Scott 2/5/2014 Buy 13.00 10.4x FY2014 EV / EBITDA
BB&T 2/5/2014 Buy 12.00 8x CY2014 EV / EBITDA
Avondale Partners 2/6/2014 Hold 11.00 7x FY2015 EV / EBITDA
Jefferies 2/6/2014 Hold 10.00 6.5x CY2015 EV / EBITDA
Stifel Nicolaus 2/5/2014 Hold 11.50 --
KeyBanc 2/5/2014 Hold -- --
Mean $11.75

Pioneer	MYR Group	Willbros	Aegion	Dycom	EMCOR	MasTec	Quanta Services		

Bank of America Merrill Lynch

Selected Publicly Trading Companies
Preliminary Valuation Considerations
____________________
Source: Company filings and FactSet as of March 24, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
(3) Excluding Pioneer.
Mean (3) Median (3)
Price as of 3/24/2014 $11.16 $24.72 $11.77 $24.21 $31.69 $47.17 $43.25 $36.47
Price as % of 52 Wk High 70.0% 90.5% 95.8% 92.8% 96.6% 98.7% 99.4% 97.8%
Price as % of 52 Wk Low 128.0% 131.1% 192.0% 126.5% 177.3% 132.6% 164.6% 144.4%
Market Value $356 $544 $604 $960 $1,122 $3,205 $3,408 $7,924 -- --
Enterprise Value
(1) $574 $467 $837 $1,208 $1,531 $3,133 $4,207 $7,445 -- --
Moody's Credit Rating NA  NA  B3  NA  Ba2  Ba1  Ba2  WR  -- --
EV / CY 2014E EBITDA
(2) 7.4x 5.6x 6.7x 8.1x 7.6x 8.5x 8.1x 9.4x 7.7x 8.1x
EV / CY 2015E EBITDA
(2) NA  5.2x 6.0x 7.4x NA  7.5x 7.1x 7.9x 6.9x 7.3x
Price / CY 2014E Earnings
(2) 20.3x 16.1x 15.6x 15.2x 22.1x 18.5x 18.9x 20.1x
18.0x 18.5x
Price / CY 2015E Earnings
(2) NA  14.7x 11.8x 12.8x NA  15.8x 15.6x 17.1x
14.6x 15.1x
LT EPS Growth Rate -- 8.1% -- 15.0% 14.5% 13.1% 16.2% 12.5%
13.2% 13.8%
Net Debt / CY 2014E EBITDA 2.8x (0.9x) 1.9x 1.6x 2.0x (0.2x) 1.5x (0.6x)
0.7x 1.5x
Net Debt / CY 2015E EBITDA NA  (0.9x) 1.7x 1.4x NA  (0.2x) 1.3x (0.5x)
0.5x 0.6x
-- --
-- --
--
--

($ in Millions)
____________________
Source: Publicly available information.
Selected Precedent Transactions in Services
Preliminary Valuation Considerations
EV/EBITDA
Announced Close Date Target Acquiror EV LTM NTM
Sep-13 TBD Utilities Services Associates First Reserve –
– –
Dec-12 Dec -12 Power Holdings Kelso & Co. – – –
Jul -12 Feb -13 The Shaw Group Chicago Bridge & Iron $1,900 7.0x –
Jun -12 Jul -12 UC Synergetic, Inc. Pike Electric 70 7.0 7.5x
Feb -12 May -12 Flint URS 1,462 10.6 –
Aug-11 Aug-11 Pine Valley Power Pike Electric 25
– –
May -11 Jun -11 MacTec AMEC 280
– –
May -11 Jun -11 USM Services Holdings EMCOR Group 255 7.0 –
Apr-11 Jun -11 Peak Energy Clean Harbors 207 5.9 –
Jan -11 Jan -11 Fisk Electric Tutor Perini 105 – –
Oct-10 Oct-10 Valard Construction Ltd. Quanta Services 219 5.5 –
Jun -10 Jun -10 Klondyke Construction LLC Pike Electric 17 –
–
Jun -10 Sep-10 Scott Wilson Group URS 319 5.5 –
Mar -10 Jul -10 InfrastruX Group Willbros 604 9.3 7.4
Nov-09 Jun -10 AREVA T&D Alstom SA 4,967 5.7 –
Jun -08 Sep-08 Shaw Energy Pike Electric 24 – –
Mean 7.1x 7.5x
Median 6.5x 7.5x

Ann. TV Revenue TV / LTM
Date Acquirer Target Target Description ($ in mm) ($ in mm) Revenue EBITDA
3/12/14 WSP Global Inc. KRG Capital Partners Provides engineering services to the energy and infrastructure end markets in Western Canada $366 $280 1.31x 8.3x
1/13/14 Amec Plc Foster Wheeler AG
Provides engineering and construction, as well as power generating equipment business worldwide. The comapny designs, engineers, and constructs onshore and offshore upstream oil and gas processing facilities; as well as related infrastructure
2,950 3,315 0.89 10.1
12/11/13 Murray & Roberts Holdings Ltd. Clough
Provides engineering and construction contracting, and procurement and construction services primarily to the oil and gas, and minerals sectors in
Austrailia, Papua New Guinea, and South East Asia
435 625 0.70 4.3
9/8/13 Jacobs Engineering Sinclair Knight Merz
Provides engineering, strategic consulting, and project delivery services and serves defense, energy, environment, industry, mining and metals, power, social infrastructure, transport, and water market sectors worldwide
1100 919 0.90 7.5
7/29/13 Integrated Mission Solutions Michael Baker Corporation
Provides engineering services for public and private sector clients including services for surface transportation, aviation, rail & transit, defense, environmental, architecture, geospatial information technology, homeland security, oil & gas, telecom & utilities, water and urban development markets
318 576 0.55 8.8
1/7/13 Energy Capital Partners EnergySolutions
Provides safe recycling, processing & disposal of nuclear material to the U.S. Department of Energy, commercial utilities, medical & research facilities.
Operates and provides nuclear decommissioning services for 22 nuclear power plants in the U.K.
1,120 1,796 0.62 8.3
12/28/12 Granite Construction Kenny Construction Provides general contracting and construction management services in the United States, Canada, and Europe.   130 270 0.48 5.0
7/30/12
Chicago Bridge &
Iron
The Shaw Group
Provides technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services primarily for the power and infrastructure markets
1,910 5,400 0.35 7.0
6/7/12 GENIVAR
WSP Group
(3)
Multi-disciplinary professional services consultancy specializing in building, transport & infrastructure, management & industrial and energy & environment, providing a full range of services from planning to design, delivery and asset management
637 1,100 0.58 7.8
2/20/12 URS
Flint Energy Services
(4)
Provides a range of integrated products and services for the oil and gas industry including: production services; infrastructure construction; oilfield transportation; and maintenance services
1,500 1,992 0.75 8.5
9/26/11 CH2M Hill Halcrow Provides engineering, planning, design and management services for infrastructure development worldwide 466 790 0.60 9.1
5/18/11 AMEC MACTEC Provides environmental planning, assessment & remediation, infrastructure engineering, water resources & constr. support services 280 400 0.70 7.0
5/15/11 Charterhouse Capital Partners
Environmental Resources
Management
Provides environmental, health, safety, risk and social consulting services globally 950 484 1.96 11.7
12/21/10 Jacobs Engineering Aker Solutions
Provides engineering and construction services, technology products and integrated solutions to the onshore oil & gas, refining & chemicals, mining &
metals and energy & environmental industries
675 1,696 0.40 7.2
12/13/10 Wood Group PSN Provides engineering, operations, and maintenance services to the owners of energy assets globally 955 1,200 0.80 9.6
6/28/10 URS Scott Wilson Provides engineering, construction, and technical services for railways, buildings and infrastructure, environment and natural resources, and roads sectors 336 523 0.64 9.8
9/17/09 Balfour Beatty Parsons Brinckerhoff Provides consulting, planning, design & engineering, programme, project & constr. management, and operations and maintenance for infrastructure sector 626 2,340 0.27 6.0
2/11/08 AECOM Earth Tech Provides consulting, engineering, and design, build and operate services to water/wastewater, environmental, transportation, and facilities clients globally 510 1,300 0.40 7.0
5/27/07 URS
Washington Group
(5)
Provides integrated engineering, construction, and management solutions to the power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation, and water resources sectors
2,403 3,407 0.71 15.9
5/15/07 CH2M Hill VECO Provides program management, construction, engineering, procurement, operations, and maintenance services to oil and gas, mining, and power clients 463 875 0.53 6.3
2/8/07 WorleyParsons Colt Engineering Provides engineering, procurement, and construction management services for the hydrocarbon industry 875 619 1.41 9.7
10/6/04 Worley Group Parsons E&C Corporation
Provides E&C and procurement and project management services services to the oil & gas, refining, chemical & petrochemical, & power industries worldwide
245 541 0.45 6.9
Mean 0.73x 8.3x
Median 0.63 8.0
Mean (Ex URS/Washington) 0.73x 7.9x
Median (Ex URS/Washington) 0.62 7.8
14
(2)
(1)
(1)
($ in Millions)
Selected Precedent Transactions in Engineering & Construction
Preliminary Valuation Considerations
____________________
Source: CapitalIQ and Company filings.      Note:  US Dollars in millions.
(1)
(2) Represents FY 2012 multiple.
(3) Financials based on FY 2011. EV / EBITDA multiple incl. pension liabilities (6.8x excl. pension liabilities).
JEC 9/8/13 press release indicated approximately US$1.2bln purchase price for Sinclair Knight Merz (SKM), reflecting enterprise val. of US$1.1bln.  Assumes exch. rate of USD/AUD 0.92 as of 9/8/13 ann. date.
(4)
Pro forma for Flint Energy Services’ acquisition of Carson.
(5)
Subsequent to the announcement, the merger agreement was amended in
Nov. 2007 to increase the stock component. To that end, the transaction value and
LTM TV/EBITDA multiple were $3.0bn and 16.7x, respectively.

____________________
Source: Pioneer Management.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex.
Pioneer Base Case – Perpetuity Growth Rate Method
Preliminary Discounted Cash Flow Analysis
Preliminary Valuation Considerations
Discounted PV of Terminal Value at a Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $87 $640 $672 $708 $727 $759 $794
9.0% 85 525 547 571 610 632 656
10.0% 84 440 457 474 524 540 558
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% ($191) $15.43 $16.36 $17.37 8.1x 8.5x 9.0x
9.0% (191) 12.07 12.71 13.40 6.9 7.2 7.5
10.0% (191) 10.46 10.97 11.52 6.0 6.2 6.5
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
Year
(1)
Revenue $781 $849 $908 $954 $954
% Growth 2.5% 8.6% 7.0% 5.1%
EBITDA $83 $98 $104 $108 $108
% Margin 10.7% 11.6% 11.4% 11.3% 11.3%
Less: Depreciation & Amortization (41) (41) (40) (40) (25)
EBIT $42 $57 $64 $68 $83
% Margin 5.4% 6.7% 7.0% 7.1% 8.7%
Less: Income Taxes (17) (23) (25) (27) (33)
Tax-effected EBIT $25 $34 $38 $41 $50
Plus: Depreciation & Amortization 41 41 40 40 25
Less: Capex, Net (28) (54) (42) (45) (25)
Less: Change in Working Capital (7) (9) (8) (5) (5)
Unlevered FCF $31 $12 $27
% Growth
–
(62.6%) 134.0% 11.3%
$31
$45

____________________
Source: Pioneer Management.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year based on maintenance capital expenditures as provided by Pioneer Management and assumes D&A equal to capex. Excludes Opportunity 7 project revenue and EBITDA.
Preliminary Discounted Cash Flow Analysis
Preliminary Valuation Considerations
Discounted PV of Terminal Value at a Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $98 $707 $742 $781 $805 $841 $880
9.0% 96 579 604 630 676 700 727
10.0% 94 486 504 523 581 599 618
Equity Value per Share at a Implied EBITDA Multiple at a
Discount Net Perpetual Growth Rate of Perpetual Growth Rate of
Rate Debt 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% ($191) $17.69 $18.70 $19.83 8.3x 8.8x 9.2x
9.0% (191) 13.96 14.67 15.43 7.1 7.4 7.7
10.0% (191) 11.23 11.75 12.30 6.2 6.4 6.7
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
Year
(1)
Revenue $781 $849 $908 $954 $834
% Growth 2.5% 8.6% 7.0% 5.1%
EBITDA $85 $115 $122 $125 $115
% Margin 10.9% 13.5% 13.5% 13.1% 13.8%
Less: Depreciation & Amortization (41) (41) (40) (40) (25)
EBIT $44 $73 $82 $85 $90
% Margin 5.6% 8.6% 9.1% 8.9% 10.8%
Less: Income Taxes (18) (29) (33) (34) (36)
Tax-effected EBIT $26 $44 $49 $51 $54
Plus: Depreciation & Amortization 41 41 40 40 25
Less: Capex, Net (29) (54) (42) (45) (25)
Less: Change in Working Capital (9) (23) (9) (4) (4)
Unlevered FCF $30 $8 $38
% Growth – (74.1%) 385.3% 10.1%
$41 $50
Pioneer Sensitivity Case – Perpetuity Growth Rate Method

As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $3 -- $3
Existing Pioneer Debt (Revolver) $194 ($194) --
New First Lien (L+350bps) -- 265 265
New Second Lien (8.50%) -- 115 115
Total Debt $194 $380
Net Debt 191 377
Equity $259 $314
Total Capitalization $453 $694
2014E Adj. EBITDA (LTM 6/30) $72 $4 $76
Credit Statistics:
Total Debt / Adj. EBITDA 2.7x 5.0x
Net Debt / Adj. EBITDA 2.7 5.0
17
Preliminary Valuation Considerations
Illustrative LBO Analysis – Pioneer Base Case
PF Capitalization ($15.00 Offer Price) Sources and Uses ($15.00 Offer Price)
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
Offer Price Per Share
##### $11.00 $12.00 $13.00 $14.00 $15.00
7.5x
27.8% 22.5% 18.1% 14.3% 11.1%
8.0x 31.2% 25.8% 21.2% 17.3% 14.0%
8.5x 34.3% 28.8% 24.1% 20.1% 16.7%
9.0x
37.2% 31.6% 26.8% 22.7% 19.3%
9.5x 40.0% 34.2% 29.3% 25.2% 21.7%
Implied LTM 2014 Multiple 8.5x 7.6x 8.1x 8.5x 9.0x
Exit
Multiple
Sources $ %
First Lien (L+350bps) $265 38%
Second Lien (8.50%) 115 16%
Equity Contribution 321 46%
Total Sources $701 100%
Uses $ %
Equity Purchase $489 70%
Refi. Pioneer Debt (Revolver) 194 28%
Fees & Expenses 19 3%
Total Uses $701 100%
____________________
Source: Pioneer Management and FactSet as of March 24, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.866 million common shares outstanding and 2.937 options at a strike price of $11.42 per share, accounted for using the treasury stock method. Assumes Pioneer maintains minimum cash balance of $4.0 million, consistent with current cash balance. Assumes $5 million of transaction fees, $11 million of financing fees and $2.4 million after-tax cost to achieve synergies.

Illustrative LBO Analysis – Pioneer Base Case
Illustrative $15.00 Offer Price Per Share (~35% Premium)
____________________
Source: Pioneer Management.
Note: Dollars in millions.
Preliminary Valuation Considerations
($ in millions)
Fiscal Year Ending June 30,
PF 2014E 2015E 2016E 2017E 2018E
Income Statement:
Revenue $822 $888 $977 $1,036 $1,078
% Growth (10.5%) 8.1% 10.0% 6.1% 4.1%
Adj. EBITDA $76 $87 $103 $108 $112
% Margin 9.2% 9.8% 10.5% 10.4% 10.4%
EBITDA $72 $83 $98 $104 $108
Net Interest Expense – $21 $22 $24 $24
Capital Expenditures, Net – 28 54 42 45
Balance Sheet:
Cash $3 $3 $3 $3 $3
Total Debt $380 $359 $358 $340 $321
Cumulative Debt Paydown – 5.5% 5.9% 10.5% 15.5%
Credit Statistics:
Total Debt / Adj. EBITDA 5.0x 4.1x 3.5x 3.2x 2.9x
Net Debt / Adj. EBITDA 5.0x 4.1x 3.5x 3.1x 2.8x
Adj. EBITDA / Net Interest Expense – 4.1x 4.6x 4.5x 4.6x
(Adj. EBITDA - CapEx) / Net Interest Expense – 2.8x 2.2x 2.8x 2.8x

Potential Strategic Buyer Affordability Analysis

QUANTA SERVICES	MasTec	MYR GROUP	WILLBROS	ferrovial

Bank of America Merrill Lynch

Source: Company filings and FactSet as of March 24, 2014.
Note: Dollar amounts in U.S. millions except per share amounts.
(1)      Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities.
(2) Estimates obtained from Wall Street research and calendarized when necessary.
Potential Strategic Buyer Affordability Analysis
Summary Statistics of Other Potential Buyers
Price as of 3/24/2014 $36.47 $43.25 $24.72 $11.77 $20.57
Market Value $7,924 $3,408 $544 $604 $15,090
Enterprise Value
(1) $7,445 $4,207 $467 $837 $23,608
Credit Rating WR / NR Ba2 / BB -- / -- B3 / B- Baa3 / BBB
EV / CY 2014E EBITDA
(2) 9.4x 8.1x 5.6x 6.7x 19.0x
Price / CY 2014E Earnings
(2) 20.1x 18.9x 16.1x 15.6x 34.5x
Cash on Hand $489 $23 $76 $43 $4,339
Available Credit Facilities $1,080 $750 $250 $150 NA
____________________

QUANTA SERVICES	MasTec

Bank of America Merrill Lynch

Potential Strategic Buyer Affordability Analysis
Estimated Willingness to Pay of Other Potential Buyers
____________________
Source: Pioneer Base Case and FactSet as of March 24, 2014.
Note: Dollars in millions. Transaction value assumes 31.866 million common shares outstanding and 2.937 options at a strike price of $11.42 per share, accounted for using the treasury stock method. Assumes Quanta
Services transaction debt at 5.5% and MasTec at 6.5%. Assumes transaction close of June 30, 2014. Assumes 20% write-up of excess purchase price amortized over 20 years. Excludes synergies.
(1) Excludes transaction fees / working capital. Assumes $218 million of net debt.
Offer Considerations 100% Cash 75% Stock / 25% Cash
Offer Price Per Share $12.28 $13.95 $12.28 $13.95
Premium to Current 10.0% 25.0% 10.0% 25.0%
Transaction Value (1) $612 $670 $612 $670
Trans. Value / CY2014E EBITDA 7.9x 8.6x 7.9x 8.6x
CY2015E % Accretion / (Dilution) - $ $0.04 $0.03 $0.00 ($0.04)
CY2015E % Accretion / (Dilution) - % 1.7% 1.2% 0.1% (1.4%)
Pre-tax Synergies (Cushion) to Breakeven - $ ($13) ($9) ($0) $6
CY2016E % Accretion / (Dilution) - $ $0.06 $0.05 NA  NA
CY2016E % Accretion / (Dilution) - % 2.7% 2.2% NA  NA
Pre-tax Synergies (Cushion) to Breakeven - $ ($23) ($19) NA  NA
CY2014E EV / EBITDA 9.1x 7.7x
CY2014E P/E 19.4 18.0
2015E FFO / Debt NM 74.5%
2015E Debt / Total Capitalization 0.1% 44.6%
2015E Debt / EBITDA 0.0x 1.3x
Credit Rating -- / -- BB / Ba2
PF Debt / Total Capitalization 12.7% 13.8% 46.5% 46.0%
PF 2015E Debt / EBITDA 0.7x 0.8x 1.9x 1.9x
Pro Forma
EPS Impact
Transaction
Statistics
Acquirer Standalone
Statistics
Pro Forma Leverage
Statistics

Appendix

0
2,000
4,000
6,000
8,000
Public Market Overview
Appendix
Public Market Perspectives
21
3-Year Stock Price Performance
____________________
Source: FactSet and Pioneer Base Case as of March 24, 2014.
Note: Dollars in millions, except per share amounts.
Pioneer:
+23.9%
Peers
(5)
:
+56.0%
S&P 500:
+41.8%
Pioneer declares a
special dividend of
$1.00 per share
December 4, 2012
Pioneer announces
secondary offering of
6.5 million shares of
common stock
May 13, 2013
(Thousands, Daily
Trading Volume)
Average Daily Trading Volume
(Thousands, ADTV)
(4) (4)
(%, Indexed Stock
Price)
FY2013 Q2 earnings
beat street estimates
by 179%
February 5, 2013
FY2013 Q3 earnings
miss street estimates
by 20%
May 6, 2013
103
263
0
100
200
300
Pre-Spike Post-Spike
Pioneer
Current Market Price as of 3/24/14 $11.16
52-Week High (5/3/13) 15.95
% of 52-Week High 70.0%
Diluted Shares Outstanding (mm)
(1)
31.866
Equity Value $356
Plus: Total Debt 221
Less: Cash & Cash Equivalents (2)
Enterprise Value
(2)
$574
Debt/2013E EBITDA
2.9x
Trading Multiples
EV / EBITDA P/E
Wall Street Pioneer Wall Street Pioneer
CYE December 31, Research Forecast Research Forecast
2014E 7.4x 7.4x 20.3x 20.6x
2015E NA 6.3 NA 14.4
Financial Results
(3)
2014E $77 $78 $0.55 $0.54
2015E NA 91 NA 0.78
Mar 11 Oct 11 Jan 12 Apr 12 Nov 12 Feb 13 Dec 13 Mar 14
50%
100%
150%
200%
(1)       Shares outstanding and options per company filings. Options accounted for using the treasury stock method.
(2)
Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Minority Interest - Cash and Marketable Securities.
(3)
Estimates obtained from Wall Street research and calendarized when necessary.
(4)
Pre-Spike period referring to March 24, 2011 to May 6, 2013 and Post-Spike period referring to May 8, 2013 to March 24, 2014.
(5)
Peers including Aegion, Dycom, Emcor, MasTec, MYR Group, Quanta Services and Willbros Group.
May 13 Sep 13
Jul 11
Aug 12

$16
$12
$8
$4
$0
$13.00
$11.00
$10.00
$13.00
$11.50
$12.00
FBR Capital Markets (2/12/2014)
Avondale Partners (2/5/2014)
Jefferies (2/5/2014)
Janney Montgomery Scott (2/5/2014)
Stifel Nicolaus (2/5/2014)
BB&T Capital Markets (2/5/2014)

6
6
7
7
5
7
8
8
8
8
8
8
100%
80%
60%
40%
20%
0%
Apr-13
May-13
Jun-13
Jul-13
Aug-13
Sep-13
Oct-13
Nov-13
Dec-13
Jan-14
Feb-14
Mar-14
Buy
Hold
Sell

Bank of America Merrill Lynch

Price Targets
Appendix
Wall Street Perspectives
22
Select Analyst Commentary
____________________
Source: Wall Street research and FactSet as of March 24, 2014.
Analyst Recommendations
Broker Price Target Current Stock Price
(Upside to
Current Price)
25% 6% (4%) 25% 11% 16%
“Pioneer noted that it has not yet seen a widespread up-tick in underground distribution demand from housing. However, even with the engineering business, the company believes that it can only see about three months into the future in terms of anticipated housing demand. Management did note that they are hopeful that construction-related activity will pick up when the traditional
Spring construction season arrives in Q4'14 (June 2014 quarter). This has been our hope as well.”
BB&T, February 5, 2014
“The company is only seeing modest improvement in housing recovery, but we will probably get a better read on the construction season as we approach spring.
Pioneer is getting more selective in bidding on projects and is avoiding low margin smaller projects, which should aid
margins.
In the Engineering Services
division, it is moving towards a design & build model from EPC work, which would result in lower working capital requirement with minimal impact on dollar margins, as client runs the procurement on its books.”
Jefferies, February 5, 2014
“After a strong storm season in 2013, fiscal 2014 should be a year of relatively low storm activity, but we are forecasting improving profit margins from
Pioneer's core services
business.
About 60% of the company’s revenue is
distribution-related, and the company is seeing recovery in this segment with a stronger housing
market.
Complementing its core distribution business,
transmission, siting and planning and engineering, and substation are generating more consistent growth.”
Janney, February 5, 2014

Revenue Growth Breakdown
Revenue Breakdown
Review of Base Case Projections – Revenue
Appendix
____________________
Source: Pioneer Base Case.
Note: Dollars in millions.
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
$265.0 $248.6 $258.0 $300.2 $270.8 $311.1 $306.1 $324.5 $340.7 $357.7
Underground Distribution
87.5 63.6 62.9 64.5 69.0 67.3 67.3 74.0 79.9 83.9
Transmission
52.9 68.8 73.5 70.7 91.8 92.0 101.2 111.3 120.2 126.3
Substation
16.4 23.7 29.7 31.4 34.6 32.1 33.7 35.4 37.2 39.1
Truck Fabrication
0.5 - 0.5 3.4 10.8 8.3 - - - -
Storm
152.8 46.6 64.5 70.5 155.9 60.0 75.0 75.0 75.0 75.0
T&D Revenue
$575.1 $451.3 $489.1 $540.7 $632.9 $570.8 $583.3 $620.3 $653.1 $682.0
Engineering and Siting
$38.4 $52.7 $75.6 $69.2 $155.8 $155.2 $170.8 $187.8 $202.9 $213.0
Klondyke (Union Construction)
-- -- 28.1 46.3 99.5 54.5 60.0 66.0 71.2 74.8
Pine Valley (Union Construction)
-- -- -- 18.9 24.2 41.4 42.3 49.8 55.8 59.7
International
-- -- 1.1 10.1 6.3 (0.1) -- -- -- --
New Opportunities
-- -- -- -- -- -- 32.0 53.5 53.5 49.0
Revenue
$613.5 $504.1 $593.9 $685.2 $918.7 $821.9 $888.4 $977.3 $1,036.5 $1,078.5
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
-- (6.2%) 3.8% 16.4% (9.8%) 14.9% (1.6%) 6.0% 5.0% 5.0%
Underground Distribution
-- (27.3%) (1.1%) 2.6% 6.9% (2.5%) -- 10.0% 8.0% 5.0%
Transmission
-- 30.1% 6.8% (3.7%) 29.7% 0.3% 10.0% 10.0% 8.0% 5.0%
Substation
-- 44.7% 25.5% 5.6% 10.5% (7.2%) 5.0% 5.0% 5.0% 5.0%
Truck Fabrication
-- (100.0%) NM 608.6% 218.8% (23.0%) (100.0%) -- -- --
Storm
-- (69.5%) 38.4% 9.3% 121.0% (61.5%) 25.0% -- -- --
T&D Revenue -- (21.5%) 8.4% 10.6% 17.0% (9.8%) 2.2% 6.3% 5.3% 4.4%
Engineering and Siting
-- 37.5% 43.4% (8.6%) 125.3% (0.4%) 10.0% 10.0% 8.0% 5.0%
Klondyke (Union Construction)
-- -- -- 65.2% 114.7% (45.2%) 10.0% 10.0% 8.0% 5.0%
Pine Valley (Union Construction)
-- -- -- -- 28.5% 71.1% 2.0% 17.8% 12.1% 6.9%
International
-- -- -- 811.2% (37.7%) NM NM -- -- --
New Opportunities
-- -- -- -- -- -- -- 67.2% -- (8.4%)
Revenue
-- (17.8%) 17.8% 15.4% 34.1% (10.5%) 8.1% 10.0% 6.1% 4.1%

Gross Margin (%)
Gross Margin
Review of Base Case Projections – Gross Margin
Appendix
____________________
Source: Pioneer Base Case and August 2013 Management case.  Note: Dollars in millions.
Fiscal Year Ending June 30,
2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
9.6% 10.0% 10.4% 11.0% 11.5% 11.7% 12.0%
Underground Distribution
13.2% 17.4% 17.9% 17.9% 17.9% 17.9% 17.9%
Transmission
18.1% 20.3% 22.3% 22.3% 22.3% 22.3% 22.3%
Substation
6.6% 10.1% 9.4% 11.4% 11.9% 12.0% 12.0%
Truck Fabrication
0.9% 2.9% 3.8% --  --  --  --
Storm
33.7% 44.0% 40.9% 30.0% 30.0% 30.0% 30.0%
T&D Gross Margin
14.0% 20.6% 16.2% 16.2% 16.4% 16.5% 16.6%
Engineering and Siting
10.3% 8.6% 8.0% 10.1% 11.3% 11.4% 11.4%
Klondyke (Union Construction)
14.3% 9.0% 4.0% 8.1% 10.1% 11.1% 12.0%
Pine Valley (Union Construction)
10.6% (14.1%) (2.1%) 5.9% 7.9% 9.9% 12.0%
International
(0.0%) (31.8%) 74.2% --  --  --  --
New Opportunities
--  --  --  14.5% 15.4% 15.4% 15.6%
Gross Margin
13.4% 16.0% 12.9% 13.9% 14.5% 14.7% 15.0%
Fiscal Year Ending June 30,
2012A 2013A 2014E 2015E 2016E 2017E 2018E
Overhead Distribution
$28.8 $27.2 $32.2 $33.6 $37.2 $39.7 $42.8
Underground Distribution
8.5 12.0 12.0 12.0 13.2 14.3 15.0
Transmission
12.8 18.6 20.5 22.6 24.9 26.8 28.2
Substation
2.1 3.5 3.0 3.9 4.2 4.5 4.7
Truck Fabrication
0.0 0.3 0.3 - - - -
Storm
23.8 68.6 24.5 22.5 22.5 22.5 22.5
T&D Gross Margin
$76.0 $130.2 $92.7 $94.5 $102.0 $107.8 $113.2
Engineering and Siting
$7.1 $13.4 $12.5 $17.2 $21.2 $23.2 $24.3
Klondyke (Union Construction)
6.6 9.0 2.2 4.9 6.7 7.9 9.0
Pine Valley (Union Construction)
2.0 (3.4) (0.9) 2.5 3.9 5.5 7.1
International
(0.0) (2.0) (0.1) - - - -
New Opportunities
- - - 4.6 8.2 8.2 7.7
Gross Margin
$91.7 $147.2 $106.4 $123.8 $142.0 $152.7 $161.3

Capital Expenditures (Excl. Acquisitions) EBITDA
Storm-related Services Revenue Non-storm-related Services Revenue (1)
Pioneer Base Case vs. Wall Street Projections
Appendix
____________________
Source: Pioneer Base Case and FactSet as of March 24, 2014.
Note: Dollars in millions. No analyst estimates available past FY2015E.
(1) Excludes New Opportunities revenue.
Pioneer Forecast Wall Street Research Range # of Analysts Providing Estimates
5 5 5 5
6 6 2 2
$756
$798
$771
$845
$762
$781
700
750
800
850
$900
FY2014E FY2015E
$44
$50
$61
$72
$60
$75
25
35
45
55
65
$75
FY2014E FY2015E
$70
$77
$77
$86
$72
$83
65
70
75
80
85
$90
FY2014E FY2015E
$40
$40
$43 $43
$31
$28
25
30
35
40
45
$50
FY2014E
FY2015E

EBITDA Margin EBITDA Growth
Storm-related Services Revenue Growth Non-storm-related Services Rev. Growth (1)
Pioneer Base Case vs. Peers Research Projections
Appendix
____________________
Source: Pioneer Base Case and FactSet as of March 24, 2014.
Note: Dollars in millions.
(1) Excludes new opportunities.
(2) Peers including MTZ – MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Pioneer Forecast Peers
(2)
Research Projections Range
(5.9%)
2.0%
13.2% 12.7%
(0.1%)
2.5%
(10.0%)
(5.0%)
0.0%
5.0%
10.0%
15.0%
20.0%
FY2014E FY2015E
(5.9%)
2.0%
13.2%
12.7%
(61.5%)
25.0%
(70.0%)
(50.0%)
(30.0%)
(10.0%)
10.0%
30.0%
FY2014E FY2015E
1.4%
2.0%
40.5%
32.3%
(34.6%)
(35.0%)
(15.0%)
5.0%
25.0%
45.0%
65.0%
85.0%
FY2014E FY2015E
4.8%
5.9%
10.7%
11.3%
8.7%
9.4%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
12.0%
14.0%
FY2014E FY2015E
16.1%

Δ

Δ

Δ

Δ

Δ

Δ

Δ

Δ

Bank of America
Merrill Lynch

($ in Millions, Except per Share)
Actual vs. Budgeted Results
Appendix
____________________
Source: Pioneer Management.
Fiscal Year Ending June 30,
2010 2011 2012 2013
Actual Non-storm-related Services Revenue $457 $529 $615 $763
Budgeted Non-storm-related Services Revenue 540 520 602 778
($83) $10 $13 ($15)
Actual Storm-related Services Revenue $47 $65 $71 $156
Budgeted Storm-related Services Revenue 75 50 50 54
($28) $15 $21 $102
Actual Total Revenue $504 $594 $685 $919
Budgeted Total Revenue 615 570 652 832
($111) $24 $33 $87
Actual Gross Profit $48 $68 $92 $147
Budgeted Gross Profit 102 76 93 113
($55) ($9) ($1) $35
Actual Gross Profit Margin 9.5% 11.4% 13.4% 16.0%
Budgeted Gross Profit Margin 16.6% 13.4% 14.3% 13.5%
(7.2%) (2.0%) (0.9%) 2.5%
Actual EBITDA $32 $48 $64 $110
Budgeted EBITDA NA 60 65 78
NA ($12) ($0) $31
Actual EBITDA Margin 6.3% 8.0% 9.4% 11.9%
Budgeted EBITDA Margin NA 10.5% 9.9% 9.4%
NA (2.5%) (0.5%) 2.5%
Actual EPS ($0.28) $0.04 $0.31 $1.03
Budgeted EPS 0.73 0.34 0.31 0.50
NM ($0.30) -- $0.53
Gross Profit
EBITDA
EPS
EBITDA
Margin
Gross Profit
Margin
Revenue

Summary of Financial Projections – Sensitivity Case
Appendix
____________________
Source: Pioneer Sensitivity Case.
Note: Dollars in millions.
Historical Pioneer Sensitivity Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $762 $781 $849 $908 $954
20.0% 4.6%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (0.1%) 2.5% 8.6% 7.0% 12.4%
Storm-related Services Revenue $153 $47 $65 $71 $156 $60 $75 $75 $75 $75
55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (61.5%) 25.0% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $48 $200 $210 $201
NA
% Growth -- -- -- -- -- -- NM NM 5.1% 0.7%
Total Revenue $613 $504 $594 $685 $919 $822 $904 $1,123 $1,193 $1,231
24.4% 6.0%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (10.5%) 10.0% 24.2% 6.2% 9.5%
Gross Profit $110 $48 $68 $92 $147 $106 $127 $164 $178 $186
47.2% 4.8%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.9% 14.0% 14.6% 14.9% 15.1%
EBITDA $96 $22 $48 $64 $110 $72 $85 $115 $122 $125
51.8% 2.6%
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.7% 9.4% 10.2% 10.2% 10.1%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $72 $81 $91 $97 $101
51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.44 $0.68 $1.20 $1.37 $1.45
7.1%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $41 $40 $40
4.4% (0.8%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.6% 3.7% 3.3% 3.2%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $29 $54 $42 $45
45.4% 2.3%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.8% 3.2% 4.8% 3.5% 3.7%
Business Acquisitions $25 $15 $0 $17 $70 – – – – –
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6% – – – – –
NA
NM

Historical EV / NTM EBITDA
Appendix
Pioneer:
7.2x
Peers
(1)
mean:
7.4x
____________________
Source: FactSet as of March 24, 2014.
(1)     Peers including AEGN - Aegion, DY – Dycom, EME – Emcor, MTZ – MasTec, MYRG – MYR Group, PWR – Quanta Services and WG – Willbros Group.
Average
Current 1-Year 2-Year 3-Year 5-Year
Pioneer 7.2x 6.8x 6.2x 6.2x 6.5x
Peers 7.4x 6.5x 6.1x 6.0x 5.9x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
Mar- 09 Mar- 10 Mar- 11 Mar- 12 Mar- 13 Mar- 14

WACC Sensitivity
Barra Betas of Selected Companies Calculating WACC
Weighted Average Cost of Capital Analysis
Appendix
____________________
Note: Dollars in millions.
Source: Public company filings, Barra, and Ibbotson.
WACC at Various Unlevered Beta and Capital Structures
Net Debt / Net Debt/ Est. Cost
Geometric Mean ERP Arithmetic Mean ERP
EBITDA Net Cap.    of Debt (6) 0.83      0.96      1.10      1.23      0.83      0.96      1.10      1.23
0.0x 0.0% 5.00% 7.18%    7.80%    8.43%    9.06%    8.87%    9.77%    10.68%    11.58%
1.0 12.5% 5.50% 7.10%    7.72%    8.33%    8.95%    8.76%    9.65%    10.53%    11.42%
2.0 25.2% 6.00% 6.98%    7.56%    8.15%    8.73%    8.55%    9.39%    10.24%    11.08%
3.0 38.0% 6.50% 6.81%    7.35%    7.88%    8.41%    8.25%    9.01%    9.78%    10.55%
ERP Average
Cost of Equity Geometric Arithmetic
Risk Free Rate (3) 3.31% 3.31%
Unlevered Beta (2) 0.96 0.96
Levered Beta (4) 1.08 1.08
Historical Risk Premium 4.66% 6.70%
Cost of Equity 8.35% 10.55%
Pre-tax Cost of Debt 5.50% 5.50%
Tax Rate 40.00% 40.00%
After-Tax Cost of Debt (5) 3.30% 3.30%
Target Net Debt/Total Net Cap. 12.5% 12.5%
WACC 7.72% 9.65%
(1)
(2)
(3)
(5)
(6)
(4)
Beta Equity Net Net Debt /
Selected Companies Levered
(1)
Unlevered
(2)
Mkt. Cap Debt/(Cash) Net Cap
Quanta Services 1.29 1.29 $7,924 ($479) (6.4%)
Emcor 1.24 1.24 3,205 (72) (2.3%)
MasTec 1.38 1.19 3,408 799 19.0%
Dycom 1.40 1.13 1,122 409 26.7%
Aegion 1.51 1.29 960 248 20.5%
MYR Group 1.19 1.19 544 (76) (16.4%)
Willbros Group 1.63 1.30 604 234 27.9%
Average 1.38 1.23 $2,538 $152 9.9%
Pioneer
1.35 0.96 356 218 38.0%
For each selected company, represents Beta as sourced from Barra.
Unlevered Beta = Levered Beta/(1 + ((1 -Tax Rate) * Net Debt/Equity)).  Unlevered Beta = Levered Beta for company’s with a net cash position.
Twenty Year U.S. Government Bond Yield as of March 24, 2014.
Represents levering of the Unlevered Beta with Levered Beta = (Unlevered Beta)*(1+(1-Tax Rate)*(Net Debt/Equity)).  Levered Beta = Unlevered Beta at a hypothetical capital structure with no debt.
After-tax cost of debt at 40% tax rate.
Represents range of cost of debt for an illustrative WACC range.

Appendix
Illustrative LBO Analysis – Pioneer Sensitivity Case
PF Capitalization ($17.00 Offer Price) Sources and Uses ($17.00 Offer Price)
____________________
Source: Pioneer Management and FactSet as of March 24, 2014.
Note: Dollars in millions. Assumes illustrative June 30, 2014 transaction close. Based on 31.866 million common shares outstanding and 2.937 options at a strike price of $11.42 per share, accounted for using the treasury stock method. Assumes Pioneer maintains minimum cash balance of $4.0 million, consistent with current cash balance. Assumes $5 million of transaction fees, $11 million of financing fees and $2.4 million after-tax cost to achieve synergies.
IRR Sensitivity to Transaction Metrics
Assumes elimination of public company
costs of ~$4 to $5 million per annum
during sponsor ownership
Offer Price Per Share
##### $14.00 $15.00 $16.00 $17.00 $18.00
7.5x
21.9% 18.5% 15.5% 12.8% 10.5%
8.0x 24.8% 21.3% 18.2% 15.5% 13.1%
8.5x 27.6% 24.0% 20.8% 18.0% 15.5%
9.0x
30.1% 26.4% 23.2% 20.4% 17.8%
9.5x 32.5% 28.8% 25.5% 22.6% 20.0%
Implied LTM 2014 Multiple 8.5x 9.0x 9.4x 9.9x 10.4x
Exit
Multiple
Sources $ %
First Lien (L+350bps) $265 34%
Second Lien (8.50%) 115 15%
Equity Contribution 391 51%
Total Sources $771 100%
Uses $ %
Equity Purchase $558 72%
Refi. Pioneer Debt (Revolver) 194 25%
Fees & Expenses 19 2%
Total Uses $771 100%
As of June 30, 2014
Status Quo Adj. Pro Forma
Cash $3 -- $3
Existing Pioneer Debt (Revolver) $194 ($194) --
New First Lien (L+350bps) -- 265 265
New Second Lien (8.50%) -- 115 115
Total Debt $194 $380
Net Debt 191 377
Equity $259 $384
Total Capitalization $453 $764
2014E Adj. EBITDA (LTM 6/30) $72 $4 $76
Credit Statistics:
Total Debt / Adj. EBITDA 2.7x 5.0x
Net Debt / Adj. EBITDA 2.7 5.0

____________________
Source: Pioneer Base Case.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
(1) Normalized Year assumes capital expenditures equal to zero
Preliminary Discounted Cash Flow Analysis for New Opportunities
Appendix
Opportunity 2
Fiscal Year Ending June 30,
Normalized
2015E 2016E 2017E 2018E
   Year
(1)
Revenue $11.7 $21.1 $31.3 $31.3 $31.3
% Growth NA 80.0% 48.1% 0.0%
EBITDA $2.2 $5.7 $8.2 $7.6 $7.6
% Margin 18.7% 26.9% 26.2% 24.4% 24.4%
Less: Income Taxes (0.9) (2.3) (3.3) (3.1) (3.0)
Tax-effected EBIT $1.4 $3.5 $5.0 $4.6 $4.5
Plus: Depreciation & Amortization 0.1 0.1 0.1 0.1 0.1
Less: Capex, Net (1.0) -- -- -- (0.1)
Less: Change in Working Capital (1.3) (2.0) (0.2) 0.1 --
Unlevered FCF ($0.8) $1.6 $4.9 $4.8 $4.5
Discounted PV of Terminal Value at a Enterprise Value at a
Discount Cash Flows Perpetual Growth Rate of Perpetual Growth Rate of
Rate '15E - '18E 2.50% 2.75% 3.00% 2.50% 2.75% 3.00%
8.0% $8 $64 $68 $71 $73 $76 $79
9.0% 8 + 53 55 57 = 61 63 65
10.0% 8 44 46 48 52 54 56

____________________
Source: Pioneer Base Case.
Note: Dollars in millions. Assumes valuation as of June 30, 2014, mid-year discounting methodology, 40% tax rate and net debt as of June 30, 2014.
Opportunity 7
Appendix
Preliminary Discounted Cash Flow Analysis for New Opportunities
Fiscal Year Ending June 30,
2015E 2016E 2017E 2018E
Revenue $4.3 $125.0 $125.0 $120.8
% Growth NA 2807.0% 0.0% (3.4%)
EBITDA
($0.2) $10.8 $10.5 $9.6
% Margin NA 8.6% 8.4% 8.0%
Tax-effected EBIT ($0.1) $6.5 $6.3 $5.8
Plus: Depreciation & Amortization -- -- -- --
Less: Capex, Net -- -- -- --
Less: Change in Working Capital (0.5) (11.9) (0.9) 0.4
Unlevered FCF ($0.6) ($5.4) $5.4 $6.1
Discounted
Discount Cash Flows
Rate '15E - '18E
8.0% $4
9.0% 4
10.0% 3